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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

Weingarten Realty Investors:


              We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 33-54529 of Weingarten Realty Investors on Form S-3 of our report dated February 24, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                              DELOITTE & TOUCHE



Houston, Texas
July 22, 1994